Aerowave Corporation
117 Spring Street
Wakefield, Massachusetts 01880

Effective as of October 17, 2019

Plymouth Rock Technologies Inc.
Attention: Dana Wheeler, President and CEO
202 South Meadow Road, Unit 5
Plymouth, Massachusetts 02360

Re: **<u>Purchase and Sale Letter Agreement for Assets of Aerowave Corporation</u>**

Dear Dana,

This binding letter agreement is entered into between Plymouth Rock Technologies Inc., a Delaware corporation (the "Buyer"), and Aerowave Corporation, a Massachusetts corporation (the "Seller"), relating to the sale by the Seller to the Buyer of the assets of the Seller described in the next paragraph.

As of the effective date set out above (the "Closing"), the Seller hereby sells, conveys and transfers to the Buyer, and the Buyer hereby accepts from the Seller, all assets of the Seller, *including* all intellectual property, finished goods, inventory, telephone number, and rights to use the Aerowave name (as described below), but *excluding* bank accounts, cash, marketable securities, notes receivable, and debt for borrowed money.

The Seller hereby transfers to the Buyer the names "Aerowave Corporation" and all derivatives of the term "Aerowave" as business names. At the Closing, the Seller shall change its corporate name to a name wholly unrelated to the name "Aerowave" or "Kozul."

The Seller hereby retains all liabilities relating to or in connection with the business that first arose in whole or in part before the Closing, whether now known or unknown, and hereby indemnifies the Buyer and its affiliates from and against such liabilities.

From and after the Closing, the Buyer will assume only those liabilities that first arose after the Closing that are directly related to the acquired assets, and not any other liabilities. Without limiting the generality of the foregoing, the following liabilities are specifically excluded:

(a) any liability of the Seller for taxes whether incurred prior to or after the Closing;

(b) any liability of the Seller arising as a result of any legal proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by the Seller or any of its directors, officers, employees or agents;

DW

(c) any liability of the Seller for making payments or providing benefits of any kind to its employees or any of its former employees for acts or omissions arising prior to the Closing;

(d) any liability pertaining to the Seller and arising out of or resulting from noncompliance with any laws;

(e) any liability of the Seller under any contracts or agreements; and

(f) any liability relating to or on account of any asset not purchased under this agreement.

The acquired assets exclude the Seller's (1) rights to tax credits and tax refunds arising prior to the Closing, (2) rights under this agreement, and (3) the Seller's organizational documents, minute books, stock records, tax records and corporate seals.

The Seller (including Aerowave Corporation and Leon Kozul individually) represents and warrants that each of the following statements is true:

(a) Leon Kozul is the sole owner of Aerowave Corporation and has full authority to enter into this transaction on behalf of the Seller.

(b) Leon Kozul and Kathleen Kozul are the only directors of the Seller.

(c) The Seller owns each of the assets sold to the Buyer under this agreement, free and clear (including with respect to all intellectual property rights, if applicable) and has full authority to transfer each such asset to the Buyer.

(d) There are no lawsuits, claims, proceedings, or other legal actions pending or threatened against the Seller with respect to the Business.

The purchase price equals 50,000 Shares, payable at closing, in common shares ("Shares") of Plymouth Rock Technologies Inc., a company formed under the laws of British Colombia, Canada ("PRT"), based on the average closing market price of PRT's common shares on the OTCQB market over the twenty trading days prior to closing. As of the closing date, the Shares will be restricted securities, as defined under the Securities Act of 1933 (the "Securities Act"), and therefore if the Buyer pays the purchase price in Shares and issues certificated securities to the Seller, such certificates shall include customary legends regarding the Seller's inability to sell the Shares without registration under the Securities Act or an exemption therefrom.

The Buyer and the Seller agree that neither of them will disclose to any outside party anything about any aspect of the Buyer's or the Seller's businesses, business plans or investment documents, without the specific and agreed to permission of the party to whom the information belongs. The Buyer and the Seller agree to hold all information of a confidential or proprietary

LK

nature heretofore or hereafter obtained from the Seller, the Buyer or their advisors about the business or the assets in strict confidence; provided however that this paragraph shall not apply to the extent disclosure is required by law or stock exchange rules.

The Seller's indemnity of the Buyer for all liabilities that arose before the Closing shall survive for three years following Closing, except for claims relating to the Seller's authority to sell the assets, and the Seller's title to the assets, which shall survive for seven years following the Closing.

This agreement binds the Buyer and the Seller and each of their respective corporations, companies, divisions, subsidiaries, agents, affiliates and assignees.

Neither the Buyer nor the Seller may assign this agreement without the other's prior written consent.

This letter agreement shall be governed by, and construed and interpreted in accordance with, Massachusetts law, without regard to conflicts of law principles.

Any dispute, claim or controversy arising out of or relating to this letter agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Plymouth, Massachusetts before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules or pursuant to JAMS' Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

The unenforceability or invalidity of any provision of this agreement shall not affect the enforceability or validity of any other provision of this agreement, and the invalidity or unenforceability of any provision of this agreement as to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

The language used in this agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

The Seller and the Buyer will each pay its own respective expenses incurred in connection with this transaction.

This agreement may be executed in one or more counterparts, and each such counterpart shall constitute one and the same instrument.

This agreement sets forth our entire agreement and understanding relating to the matters discussed above. We may modify these terms only in a writing signed by all parties.

DW

Very truly yours,

AEROWAVE CORPORATION

By: [signature]
Kathleen L. Kozul, Director

[signature]
Leon F. Kozul, Individually

Agreed and accepted:

PLYMOUTH ROCK TECHNOLOGIES INC.

By: [signature]
Dana Wheeler, President and CEO

DW